Exhibit 12.3

BGE

Ratio of Earnings to Combined Fixed Charges

Quarter Ended March 31, 2012
Pre-tax income from continuing operations	(46)
Less: Capitalized interest	(1)

Pre-tax income from continuing operations after adjustment for capitalized interest	(47)
Fixed charges:
Interest expensed and capitalized, amortization of debt discount and premium on all indebtedness (c)	42
Interest component of rental expense (a)	1

Total fixed charges	43
Pre-tax income from continuing operations after adjustment for capitalized interest and plus fixed charges	(4)
Ratio of earnings to combined fixed charges	(b)

(a)	Represents one-third of rental expense relating to operating leases, which is a reasonable approximation of the interest factor.
(b)	Due to the registrant’s loss for the quarter ended March 31, 2012, the ratio coverage was less than 1:1. The registrant must generate additional earnings of $46 million to achieve a coverage ratio of 1:1.
(c)	Includes interest expense of $1 million for the quarter ended March 31, 2012, related to uncertain tax positions.

BGE

Ratio of Earnings to Combined Fixed Charges and Preference Stock Dividends

Quarter Ended March 31, 2012
Pre-tax income from continuing operations	(46)
Less: Capitalized interest	(1)
Preference security dividend requirements	(5)

Pre-tax income from continuing operations after adjustment for capitalized interest and preference security dividend requirements	(52)
Fixed charges:
Interest expensed and capitalized, amortization of debt discount and premium on all indebtedness (c)	42
Interest component of rental expense (a)	1
Preference security dividend requirements	5

Total fixed charges	48
Pre-tax income from continuing operations after adjustment for capitalized interest and preference security dividend requirements plus fixed charges	(4)
Ratio of earnings to combined fixed charges and preference stock dividends	(b)

(a)	Represents one-third of rental expense relating to operating leases, which is a reasonable approximation of the interest factor.
(b)	Due to the registrant’s loss for the quarter ended March 31, 2012, the ratio coverage was less than 1:1. The registrant must generate additional earnings of $50 million to achieve a coverage ratio of 1:1.
(c)	Includes interest expense of $1 million for the quarter ended March 31, 2012, related to uncertain tax positions.